Exhibit 4.6

The following is a summary of an amendment to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, effective January 1, 2008:

•	Allow a distribution of elective deferrals (pre-tax deferrals) upon severance from employment, effectively eliminating the "same-desk rule."